UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (date of earliest event reported):
June 30, 2011

Daegis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1420 Rocky Ridge Drive, Suite 380

Roseville, California 95661

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(916) 865-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     In this Current Report on Form 8-K, the “Company,” “we,” “us,” and “our” refer to Daegis Inc. (formerly known as Unify Corporation).

Item 1.01 Entry into a Material Definitive Agreement

     On June 30, 2011, the Company entered into a credit agreement (the “Credit Agreement”) with Wells Fargo Capital Finance, LLC (“Wells Fargo”) as the administrative agent and lender, in order to refinance certain existing debt the Company had outstanding with Hercules Technology II, L.P. (“Hercules”) which was scheduled to mature on June 29, 2015 (the “Refinancing”). As part of the Refinancing, the Company also entered into a Securities Purchase Agreement with BlueLine Catalyst Fund IX LP “(Blueline”), a fund managed by BlueLine Partners, LLC (the “Securities Agreement”). As a result of these agreements, the debt facilities the Company had outstanding with Hercules totaling approximately $26.4 million (the “Replaced Facility”) were paid off in full on June 30, 2011. As a result of the Refinancing the Company expects to significantly reduce the interest expense associated with its outstanding debt. The blended interest rate for the Hercules debt that was paid off was approximately 14% compared to the blended interest rate associated with the new Wells Fargo debt of approximately 7%. Under the Hercules facility the revolver was asset based and under the Wells Fargo financing the revolver is based on recurring maintenance revolver.

CREDIT AGREEMENT

     Pursuant to the Credit Agreement, the Company entered into a senior secured credit facility (the “Facility”) with a maximum credit amount of $24 million. The Facility is comprised of two term loans, Term Loan A and Term Loan B, in the aggregate principal amount of $16.0 million, and a revolving credit facility of up to $8.0 million. Term Loan A is in the amount of $12.0 million is payable over four years with principal payments of $300,000 quarterly, plus an additional annual payment based on the Company’s free cash flow, as defined in the Credit Agreement, with any remaining amount due at maturity. Term Loan A bears an interest rate of the greater of (i) 6.25% and (ii) the LIBOR rate plus 5.0%. Term Loan B is the amount of $4.0 million payable in full at maturity in four years. Term Loan B bears an interest rate of the greater of (i) 12.0% and (ii) the LIBOR rate plus 10.0%. The revolving credit facility has an interest rate of the greater of (i) 6.25% and (ii) the LIBOR rate plus 5.0% and has a maturity date of four years. In order to secure its obligations under the Credit Agreement, the Company has granted the lender a first priority security interest in substantially all of its assets.

     The Credit Agreement requires ongoing compliance with certain affirmative and negative covenants. The affirmative covenants include, but are not limited to: (i) maintenance of existence and conduct of business; (ii) compliance with laws; (iii) use of proceeds; and (iv) books and records and inspection. The negative covenants set forth in the Credit Agreement include, but are not limited to, restrictions on the ability of the Company (and the Company’s subsidiaries): (i) with certain limited exceptions, to create, incur, assume or allow to exist indebtedness; (ii) with certain limited exceptions, to create, incur, assume or allow to exist liens on properties; (iii) with certain limited exceptions, to make certain payments, transfers of property, or investments; or (iv) with certain limited exceptions, to make acquisitions.

     The Company is obligated to maintain certain minimum consolidated adjusted EBITDA levels as calculated in accordance with the terms and definitions determining such amounts as contained in the Credit Agreement. The total amount that can be borrowed under the Term Loan A and the revolver is based on a multiplier factor of the trailing twelve months of the Company’s recurring maintenance revenue. The Credit Agreement also contains various information and financial reporting requirements.

     The Credit Agreement also contains customary events of default, including, without limitation, events of default based on breach of payment obligations, repudiation of guaranty obligations, material inaccuracies of representations and warranties, covenant defaults, insolvency proceedings, monetary judgments in excess of certain amounts, change in control, certain ERISA events, and defaults under certain other obligations.

     The foregoing is intended only to be a summary of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto.

PURCHASE SECURITIES AGREEMENT

     As an integral component of the re-financing, the Company also entered the Securities Agreement with BlueLine whereby the Company received $4 million in new equity capital by selling 1,666,667 shares of Series G Preferred Stock. Under the Securities Agreement the Series G Preferred Stock will automatically convert on a 1-for-1 basis into shares of common stock of the Company upon the earlier of the second anniversary of the financing, June 30, 2013, or the date on which the Company’s common stock has an average closing price above $4.00 per share during the preceding 30 trading days. The Series G Preferred Stock includes an annual dividend of 10% payable in cash or stock at the Company’s option and the Company is required to have the respective shares registered within 90 days following the closing of the financing.

     The foregoing is intended only to be a summary of the Securities Agreement and is qualified in its entirety by reference to those documents which are attached hereto as Exhibits 10.2 and 10.3.

Item 1.02 Termination of A Material Definitive Agreement

     In connection with the Company’s entry into the Credit Agreement as set forth in Item 1.01 above, the Company terminated, effective June 30, 2011, the Replaced Facility. As of the date of such termination, there was no debt outstanding under the Replaced Facility. The Replaced Facility was evidenced by a Loan and Security Agreement dated June 29, 2010, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2010.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant

          (a) Creation of a Direct Financial Obligation

     Information concerning the Credit Agreement as set forth in Item 1.01 above, is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

     Pursuant to the Securities Agreement as described in Item 1.01 above, the Company issued 1,666,667 shares of Unify Series G Preferred Stock as part of the refinancing described in Item 1.01 above.

     Subject to certain conditions, the Series G Preferred Stock will automatically on a 1-for-1 basis into shares of common stock of the Company upon the earlier of the second anniversary of the financing, June 30, 2013, or the date on which the Company’s common stock has an average closing price above $4.00 per share during the preceding 30 trading days. The Series G Preferred Stock includes an annual dividend of 10% payable in cash or stock at the Company’s option and the Company is required to have the respective shares registered within 90 days following the closing of the financing.

     The foregoing is intended only to be a summary of the terms of the Series G Preferred Stock offering and is qualified in its entirety by reference to those documents which are attached hereto as Exhibits 10.2 and 10.3.

Item 3.03 Material Modification of Rights of Security Holders.

     In connection with the Securities Agreement as described in Item 1.01 above, on June 29, 2011, the Company filed a Certificate of Designations, Preferences and Rights of Series G Preferred Stock (the "Certificate of Designations") with the Delaware Secretary of State, attached hereto as Exhibit 4.1, authorizing 2,016,667 shares of Series G Preferred Stock. The holders of Series G Preferred Stock shall be entitled to receive, prior to and in preference to any declaration of payment of any dividend on Company Common Stock, annual dividends of 10% payable in cash or stock at the Company's option. Further, in the event of any merger, consolidation, sale, voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series G Preferred Stock shall be entitled to be paid, before any payment shall be made to the holders of Company Common Stock, an amount equal to the sum of $2.40 per share (the "Original Purchase Price") plus all accrued and unpaid dividends (the "Series G Preference Amount"). Upon payment in full of the Series G Preference Amount, no additional amounts shall be paid to the holders of Series G Preferred Stock. In addition, the holders of more than 50% of the then-outstanding shares of Series G Preferred Stock shall be required to approve any (i) change to the rights, preferences or privileges of the Series G Preferred Stock, (ii) amendment to the Company's Certificate of Incorporation in a manner that adversely affects the holders of the Series G Preferred Stock or (iii) redemption of securities of the Company or issuance of issuance of securities of the Company, other than in connection with the grant of stock options approved by the Company Board of Directors.

The foregoing is intended only to be a summary of the Certificate of Designations and is qualified in its entirety by reference to the Certificate of Designations attached hereto as Exhibit 4.1.

Item 8.01. Other Events

     On July 6, 2011, the Company issued a press release announcing the refinance of debt described in Item 1.01 above. The full text of the Company's press release is attached hereto as Exhibit 99.1. The information in the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01. Financial Statements and Exhibits

          (d) Exhibits

Exhibit
Number***	Description
4.1	Certificate of Designations, Preferences and Rights of Series G Preferred Stock.

10.1	Credit Agreement, dated June 30, 2011, by and among the Company the Guarantors thereto, and Wells Fargo Capital Finance, LLC.

10.2	Securities Purchase Agreement, dated June 30, 2011, by and among the Company, and BlueLine Catalyst Fund IX LP.

10.3	Registration Rights Agreement, dated June 30, 2011, by and among the Company, the Guarantors thereto, and BlueLine Catalyst Fund IX LP.

99.1	Press Release dated July 6, 2011.

[***] A PORTION OF THE EXHIBITS HAVE BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2011
UNIFY CORPORATION

	By:	/s/ Steven D. Bonham
Steven D. Bonham
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit
Number***	Description
4.1	Certificate of Designations, Preferences and Rights of Series G Preferred Stock.

10.1	Credit Agreement, dated June 30, 2011, by and among the Company the Guarantors thereto, and Wells Fargo Capital Finance, LLC.

10.2	Securities Purchase Agreement, dated June 30, 2011, by and among the Company, and BlueLine Catalyst Fund IX LP.

10.3	Registration Rights Agreement, dated June 30, 2011, by and among the Company, the Guarantors thereto, and BlueLine Catalyst Fund IX LP.

99.1	Press Release dated July 6, 2011.

[***] A PORTION OF THE EXHIBITS HAVE BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.